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                                                                   EXHIBIT 10.29


                      LEASE-BUSINESS PROPERTY - SHORT FORM

THIS AGREEMENT, made and entered into on this 1st day of January, 1996, by and between AMERICAN MUTUAL LIFE INSURANCE COMPANY ("Landlord"), whose address, for the purpose of this lease, is: 611 5th Avenue, Des Moines, Iowa 50309 and AMERUS BANK ("Tenant"), whose address for the purpose of this lease is: 418 6th Avenue, Des Moines, Iowa 50309.


     The parties agree as follows:

     1. PREMISES AND TERM. Landlord leases to Tenant the following real estate, situated in Polk County, Iowa:

     418 6th Avenue
     10th Floor Liberty Building
     Des Moines, Iowa 50309

     The lease term is for five (5) years commencing January 1, 1996.

     The rental rate is $13.50 per square foot with the subject premises being 10,850 square feet.

together with all improvements thereon, and all rights, easements and appurtenances thereto belonging, for a term beginning on the 1st day of January, 1996, upon the condition that Tenant performs as provided in this lease.

     2. RENT. Tenant agrees to pay Landlord as rent $12,206.00 per month, in advance commencing on the 1st day of April, 1996 and on the 1st day of each month thereafter, during the term of this lease. Rent for any partial month shall be prorated as additional rent. Tenant shall also pay:



     All sums shall be paid at the address of Landlord, or at such other place as Landlord may designate in writing. Delinquent payments shall draw interest at 12% per annum.

     3. POSSESSION. Tenant shall be entitled to possession on the first day of the lease term, and shall yield possession to Landlord at the termination of this lease. SHOULD LANDLORD BE UNABLE TO GIVE POSSESSION ON SAID DATE,
TENANT'S ONLY DAMAGES SHALL BE A PRO RATA ABATEMENT OF RENT.

     4.  USE. Tenant shall use the premises only for business purposes

     5. CARE AND MAINTENANCE. (a) Tenant takes the premises as is, except as herein provided.
     (b) Landlord shall keep the following in good repair: (STRIKE THOSE NOT APPLICABLE) (roof) (exterior walls) (foundation) (sewer) (plumbing) (heating) (wiring) (air conditioning) (plate glass) (windows and window glass) (parking area) (driveways) (sidewalks) (exterior decorating)____________________________ ______________________________________________________________________________,
except when the same are occasioned by the misuse or negligence of Tenant, its agents, employees or invitees. Landlord shall not be liable for failure to make any repairs or replacements unless Landlord fails to do so within a reasonable time after written notice from Tenant.
     (c) Tenant shall maintain the premises in a reasonable safe, serviceable, clean and presentable condition, and except for the repairs and replacements provided to be made by Landlord in subparagraph (b) above, shall make all repairs, replacements and improvements to the premises, INCLUDING ALL CHANGES, ALTERATIONS OR ADDITIONS ORDERED BY ANY LAWFULLY CONSTITUTED GOVERNMENT AUTHORITY DIRECTLY RELATED TO TENANT'S USE OF THE PREMISES. Tenant shall make no structural changes or alterations without the prior written consent of Landlord. Unless otherwise provided, and if the premises include the ground floor, Tenant agrees to remove all snow and ice and other obstructions from the sidewalk on or abutting the premises.

     6. UTILITIES AND SERVICES. Tenant shall pay for all utilities and services which may be used on the premises, except the following to be furnished by Landlord: Lessor agrees to provide refrigerated air conditioning, heat, water and electricity for lighting and normal office usage. Landlord shall not be liable for damages for failure to perform as herein provided, or for any stoppage for needed repairs or for improvements or arising from causes beyond the control of Landlord, provided Landlord uses reasonable diligence to resume such services.

     7. SURRENDER. Upon the termination of this lease, Tenant will surrender the premises to Landlord in good and clean condition, except for ordinary wear and tear or damage without fault or liability of Tenant. Continued possession, beyond the term of this Lease and the acceptance of rent by Landlord shall constitute a month-to-month extension of this lease.

     8. ASSIGNMENT AND SUBLETTING. No assignment or subletting, either voluntary or by operation of law, shall be effective without the prior written consent of Landlord, which consent shall not unreasonably be withheld.

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     9.  PROPERTY INSURANCE. (a)  Tenant will not do or omit the doing of any act which would invalidate any insurance, or increase the insurance rates in force on the premises.
     (b) To the extent of all insurance collectible for damage to property, and to the extent permitted by their respective policies of fire and extended coverage insurance, each party hereby waives rights of subrogation against the other, regardless of fault.

     10. INDEMNITY AND LIABILITY INSURANCE. Except for any negligence of Landlord, Tenant will protect, defend, and indemnify Landlord from and against any and all loss, costs, damage and expenses occasioned by, or arising out of, any accident or other occurrence causing or inflicting injury or damage to any person or property, happening or done in, upon or about the premises, or due directly or indirectly to the tenancy, use or occupancy thereof, or any part thereof by Tenant or any person claiming through or under Tenant. Tenant will procure and maintain liability insurance in amounts not less than $1 Million for any person injured, $2 Million for any one accident, and with the limits of $100,000.00 for property damage, which names Landlord as an insured.

     11. DAMAGE. In the event of damage to the premises, so that Tenant is unable to conduct business on the premises, this lease may be terminated at the option of either party. Such termination shall be effected by notice of one party to the other within twenty ____ days after such notice; and both parties shall thereafter be released from all future obligations hereunder.

     12. MECHANICS' LIENS. Neither Tenant, nor anyone claiming by, through, or under Tenant, shall have the right to file any mechanic's lien against the premises. Tenant shall give notice in advance to all contractors and subcontractors who may furnish, or agree to furnish, any material, service or labor for any improvement on the premises.

     13. TERMINATION UPON DEFAULT OF TENANT. Upon default in payment of rent, abandonment of the premises, or upon any other default by Tenant of the terms of this lease, this lease may, at the option of Landlord, and without prejudice to any other rights or remedies afforded Landlord by law, be cancelled and forfeited; PROVIDED, HOWEVER, before any such cancellation and forfeiture, Landlord shall give Tenant notice specifying the default, or defaults, and stating that this Lease will be cancelled and forfeited ten ____ days after notice, unless such default or defaults are remedied within such period.


     14. SIGNS. Landlord, during the last ninety ____ days of this lease, shall have the right to maintain on the premises either or both a "For Rent" or "For Sale" sign. Tenant will permit prospective tenants or buyers to enter and examine the premises.

     15. NOTICES AND DEMANDS. All notices shall be given to the parties hereto at the addresses designated unless either party notifies the other, in writing, of a different address. Without prejudice to any other method of notifying a party in writing or making a demand or other communication, such notice shall be considered given under the terms of this lease when it is deposited in the U.S. Mail, registered or certified, properly addressed, return receipt requested, and postage prepaid.

     16. PROVISIONS BINDING. Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto.

     17.  ADDITIONAL PROVISIONS.



AMERICAN MUTUAL LIFE INSURANCE COMPANY               AMERUS BANK
- --------------------------------------    -----------------------------------
LANDLORD                                  TENANT

/s/ DIANE M. DAVIDSON                     /s/ D. RICHARD TEN BRAAK
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  DIANE M. DAVIDSON, Asst. Secretary